UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 11, 2021 (March 10, 2021)

Hilton Grand Vacations Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37794	81-2545345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 MetroWest Boulevard, Suite 180 Orlando, Florida	32835
(Address of principal executive offices)	(Zip Code)

(407) 613-3100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	HGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 10, 2021, Hilton Grand Vacations Inc., a Delaware corporation (“HGV”), Hilton Grand Vacations Borrower LLC, a Delaware limited liability company and a wholly-owned subsidiary of HGV (“Merger Sub” or “HGV Borrower”), Dakota Holdings, Inc., a Delaware corporation (“Diamond”) that is controlled by investment funds and vehicles managed by affiliates of Apollo Global Management Inc. (“Apollo”), and certain stockholders of Diamond entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein and in accordance with applicable law, Diamond, which indirectly owns all of the interests in Diamond Resorts International, Inc., will merge with and into Merger Sub (the “Merger”) with Merger Sub continuing as the surviving entity after the Merger. The board of directors of HGV unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Pursuant and subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), among other things:

•

Each share of Class A common stock, par value $0.01 per share, of Diamond (collectively, the “Diamond Shares”) issued and outstanding immediately prior to the Effective Time will be cancelled and converted into and exchanged for the right to receive, a number of shares of common stock, par value $0.01 per share, of HGV (each, an “HGV Common Share”) and/or cash in lieu of any fractional shares of HGV Common Shares (the “Merger Consideration”), calculated in the manner set forth in the Merger Agreement and allocated among the various sellers based on their respective ownership interests in Diamond in accordance with the Merger Agreement;

•

Each option to purchase Diamond Shares (each, an “Option”) outstanding immediately prior to the Effective Time having an exercise price per share immediately prior to the Effective Time that is less than the product of (i) the Exchange Ratio (as defined in the Merger Agreement), multiplied by (ii) the Parent Stock Value (described further below) (each, an “In-the-Money Option”), whether vested or unvested, will automatically cease to be outstanding and be converted into and exchanged for the right to receive, without any interest thereon, a number of HGV Common Shares and/or cash in lieu of any fractional shares of HGV Common Shares equal to (x) (1) the product of (A) the number of Diamond Shares subject to such In-the-Money Option, multiplied by (B) the Exchange Ratio and multiplied by (C) the Parent Stock Value minus (2) the aggregate exercise price of such In-the-Money Option, minus (3) an amount equal to the tax withholding obligation that would be withheld pursuant to Section 3.5 of the Merger Agreement with respect to the payment to the holder of such In-the-Money Options of an amount equal to the preceding clause (1) minus the preceding clause (2), divided by (y) the Parent Stock Value (the “Option Consideration”) (assuming full satisfaction of any performance-vesting conditions applicable to such In-the-Money Option); and

•

All Options outstanding immediately prior to the Effective Time other than In-the-Money Options will (i) to the extent not then vested, become fully vested as of immediately prior to the Effective Time (assuming full satisfaction of any performance-vesting conditions applicable to such option) and (ii) automatically be cancelled and terminated at the Effective Time without payment therefor, and, to such extent, will have no further force or effect.

The closing of the Merger (the “Closing”) is subject to certain conditions, including (i) the approval of the proposed issuance of HGV Common Shares in connection with the Merger (the “Share Issuance”) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote on such matter at a special meeting of stockholders (the “HGV Stockholder Approval”), (ii) the expiration or termination of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the obtaining or filing of any consents, declarations or filings with antitrust authorities in Mexico and Austria, (iii) the absence of certain legal restraints, (iv) the accuracy of the parties’ respective representations and warranties contained in the Merger Agreement (subject to customary materiality thresholds), (v) the material performance of the parties’

respective covenants contained in the Merger Agreement, (vi) conditions relating to the absence of defaults under Diamond’s unsecured notes and absence of defaults and sufficient availability under Diamond’s warehouse facilities, (vii) certain ancillary agreements having been delivered and not having been rescinded or repudiated by certain parties, (viii) the approval of listing on the NYSE of the HGV Common Shares included in the Merger Consideration, subject only to official notice of issuance and (ix) the absence of any Parent Material Adverse Effect (as defined in the Merger Agreement) on HGV and (x) the absence of any Company Material Adverse Effect (as defined in the Merger Agreement) on Diamond.

The parties have made customary representations and warranties, and agreed to customary covenants, in the Merger Agreement, including regarding (i) the conduct of Diamond’s and HGV’s respective businesses during the pre-Closing period, (ii) subject to certain qualifications as set forth in the Merger Agreement, the parties’ use of their respective reasonable best efforts to effect the expiration or termination of the required waiting period under the HSR Act, obtain all other required regulatory approvals and otherwise consummate the Merger and the other transactions contemplated by the Merger Agreement as promptly as practicable and (iii) HGV’s obligation to prepare and file with the Securities and Exchange Commission (the “SEC”), as promptly as reasonably practical after the date of the Merger Agreement, a definitive proxy statement with respect to a special meeting of its common stockholders to be convened for purposes of obtaining the HGV Stockholder Approval, which will contain, subject to certain exceptions, the recommendation of the board of directors of HGV that HGV common stockholders vote in favor of the Share Issuance. Pursuant to the terms of the Merger Agreement, the stockholders of Diamond will severally but not jointly indemnify HGV for certain matters, including breaches of fundamental representations and covenants and certain pre-closing tax matters.

The Merger Agreement contains certain termination rights for HGV and Diamond, including (i) by either party (A) if the Merger is not consummated on or before September 10, 2021 (subject to extension to December 9, 2021, under certain circumstances), (B) in the event of a material uncured breach by the other party of any of its representations, warranties or covenants in the Merger Agreement, (C) in the event a final, non-appealable order or law prohibits the Merger and the other transactions contemplated by the Merger Agreement or (D) if HGV does not obtain the HGV Stockholder Approval; (ii) by HGV if the Company Stockholder Approval (as defined in the Merger Agreement) has not been obtained and delivered to HGV by no later than 24 hours after the execution and delivery of the Merger Agreement and (iii) by Diamond (A) in the event that, subject to certain conditions, HGV does not consummate the Merger when required pursuant to the Merger Agreement or (B) prior to the time the HGV Stockholder Approval is obtained, if the board of directors of HGV (or a committee thereof) has withdrawn, modified or qualified its recommendation in favor of the Share Issuance. In the event HGV does not consummate the Merger when required pursuant to the Merger Agreement and Diamond terminates the Merger Agreement, then, subject to certain conditions, HGV may be required to pay a termination fee of $73.5 million to Diamond. Further, if either party terminates the Merger Agreement following the board of directors of HGV (or a committee thereof) withdrawing, modifying or qualifying its recommendation in favor of the Share Issuance and at such time the HGV Stockholder Agreement has not already been obtained, HGV may be required to pay a termination fee of $44.1 million to Diamond. In the event the HGV Stockholder Approval is not obtained and the Merger Agreement is terminated for this reason, HGV will reimburse up to $7.5 million of Diamond’s and its stockholders’ fees and expenses.

At the Closing, HGV, certain controlled affiliates of Apollo (the “Apollo Stockholders”) and, for certain limited purposes, Hilton Worldwide Holdings Inc. (“Hilton”), will enter into a stockholders agreement in the form attached to the Merger Agreement (the “Stockholders Agreement”), pursuant to which, among other things, the Apollo Stockholders will have board designation rights, registration rights and be subject to customary standstill obligations. Immediately following the Effective Time, HGV’s board of directors will consist of nine members, seven of whom will be the current directors of HGV and two of whom will be designated by the Apollo Stockholders.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about HGV or Diamond. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in confidential disclosure schedules provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to HGV’s stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about HGV or Diamond at the time they were made or otherwise and should only be read in conjunction with the other information that HGV makes publicly available in reports, statements and other documents filed with the SEC.

Debt Commitment Letter

In connection with the proposed Merger, HGV Borrower obtained a financing commitment to provide a new $1.3 billion seven-year senior secured term loan facility and a new $675.0 million senior unsecured bridge loan facility (collectively, the “Term Facilities”) to fund the repayment of certain existing indebtedness of HGV and Diamond, pursuant to a commitment letter (the “Commitment Letter”) from Bank of America, N.A, BofA Securities, Inc., Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch and Barclays Bank PLC. In addition, pursuant to the Commitment Letter, HGV Borrower obtained “back-stop” commitments to amend its existing revolving credit facility or otherwise enter into a new $800.0 million revolving credit facility (collectively, the “Revolving Facility”) in connection with the Merger. The funding of the Term Facilities and the commitments under the Revolving Facility provided for in the Commitment Letter is contingent on the satisfaction of customary conditions. The actual documentation governing the Term Facilities and the Revolving Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Commitment Letter.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Commitment Letter does not purport to be complete and it is qualified in its entirety by reference to the full text of the Commitment Letter.

Hilton License Agreement Amendment

In connection with the Merger Agreement, HGV entered into an Amended and Restated License Agreement with Hilton on March 10, 2021 (the “A&R License Agreement”), which amends and restates in its entirety the License Agreement, dated as of January 2, 2017, between HGV and Hilton (the “Original License Agreement”), and amended another related agreement (together with the A&R License Agreement, the “Hilton Agreements”). The A&R License Agreement amends the Original License Agreement to allow HGV to integrate the properties, assets and business of Diamond into its business subsequent to the Merger (the “Integration”), including:

•	gradual ramp-up of royalty fee structure over the initial five (5) years following the Closing with respect to—

•

sales of interests or rights to use in a new exchange club or program (“New Club”) to be developed by HGV after the Merger as part of the Integration that may cover both HGV’s current properties and Diamond properties that will convert into HGV brand properties (“New Brand Properties”); and

•	various property-level revenues associated with New Brand Properties, such as transient rental revenues, and certain management fees;

•	extension of the Initial Noncompetition Term (as defined in the A&R License Agreement) by five (5) years to December 31, 2051;

•	amendment of certain provisions related to the parties’ obligations with respect to Hilton’s current co-branded credit card program; and

•

modification to certain marketing rights, marketing channel rights, and lead generation, hotel rate discount, employee participation in certain Hilton programs, and New Brand Properties and New Club branding and licensed mark provisions.

In addition, as required by the Original License Agreement, HGV has obtained the consent of Hilton to HGV entering into the Merger Agreement and completing the Merger.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R License Agreement filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K with respect to the portion of the Merger Consideration payable in HGV Common Shares pursuant to the Merger Agreement is incorporated herein by reference. The HGV Common Shares to be issued as consideration for the Merger will be issued to existing stockholders of Diamond in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 under the Securities Act.

Item 7.01	Regulation FD Disclosure.

HGV issued a press release on March 10, 2021 announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On March 10, 2021, HGV posted an investor presentation to its website at www.hgv.com related to the transactions contemplated by the Merger Agreement. The presentation provides information on both HGV and the proposed Merger and an overview of the strategic rationale for the transaction. The presentation is attached hereto as Exhibit 99.2.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of March 10, 2021, by and among Hilton Grand Vacations Inc., Hilton Grand Vacations Borrower LLC, Dakota Holdings, Inc., and certain stockholders named therein*

10.1	Commitment Letter, dated as of March 10, 2021, by and among Hilton Grand Vacations Borrower LLC, Bank of America, N.A, BofA Securities, Inc., Deutsche Bank Securities Inc., Deutsche Bank AG Cayman Islands Branch and Barclays Bank PLC

10.2	Amended and Restated License Agreement, dated as of March 10, 2021, by and between Hilton Worldwide Holdings Inc. and Hilton Grand Vacations Inc.

99.1	Press Release issued by Hilton Grand Vacation on March 10, 2021

99.2	Investor Presentation Material

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted. HGV agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

Forward Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to our future, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time we make such statements. Forward-looking statements include all statements that are not historical facts, including those related to our revenues, earnings, cash flow and operations, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words.

We caution you that our forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond our control, that may cause our actual results, performance or achievements to be materially different from the future results. Factors that could cause our actual results to differ materially from those contemplated by our forward-looking statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from HGV’s ongoing business operations due to the transaction; the effect of the announcement of the proposed Merger on HGV’s relationships, operating results and business generally; the risk that the proposed Merger will not be consummated in a timely manner; exceeding the expected costs of the Merger; the material impact of the COVID-19 pandemic on our business, operating results, and financial condition; the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; our ability to meet our liquidity needs; risks related to our indebtedness; inherent business risks, market trends and competition within the timeshare and hospitality industries; our ability to successfully source inventory and market, sell and finance VOIs; default rates on our financing receivables; the reputation of and our ability to access Hilton brands and programs, including the risk of a breach or termination of our license agreement with Hilton; compliance with and changes to United States and global laws and regulations, including those related to anti-corruption and privacy; risks related to our acquisitions, joint ventures, and other partnerships; our dependence on third-party development activities to secure just-in-time inventory; the performance of our information technology systems and our ability to maintain data security; regulatory proceedings or litigation; adequacy of our workforce to meet our business and operation needs; our ability to attract and retain key executives and employees with skills and capacity to meet our needs; and natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact our operations, revenue, operating margins, financial condition and/or credit rating.

For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in HGV’s most recent Annual Report on Form 10-K filed with the SEC on March 1, 2021, and may be updated from time to time in our annual reports, quarterly reports, current reports and other filings we make with the SEC.

HGV’s forward-looking statements speak only as of the date of this communication or as of the date they are made. HGV disclaims any intent or obligation to update any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Additional Information about the Proposed Transaction and Where to Find It

This filing may be deemed solicitation material in respect of the proposed acquisition of Diamond Resorts by HGV. In connection with the proposed Merger transaction, HGV will file with the SEC and furnish to HGV’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed Merger or incorporated by reference in the proxy statement because they will contain important information about the proposed Merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at https://www.sec.gov. In addition, the proxy statement and HGV’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through HGV’s website at https://investors.hgv.com/. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of HGV may be deemed “participants” in the solicitation of proxies from stockholders of HGV in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of HGV in connection with the proposed Merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and in its definitive proxy statement filed with the SEC on Schedule 14A on March 26, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON GRAND VACATIONS INC.

By:	/s/ Charles R. Corbin
Charles R. Corbin
Executive Vice President, General Counsel and Secretary

Date: March 11, 2021